EXHIBIT 21


               LIST OF SUBSIDIARIES OF EAST DELTA RESOURCES CORP.

Company Name                        Location and Jurisdiction
--------------------                -----------------------------

Amingo Resources Inc.               Montreal, Quebec, Canada incorporated under
                                    the Canada Business Act

Guizhou Amingo Resources Ltd        China.  Joint Venture Partnership
                                    (70% owned)


Sino-Canadian Metals Inc.           Montreal, Quebec incorporated in Delaware.
                                    (63% owned)